EXHIBIT 3.1

Restated Articles of Incorporation of
CONSUMER PORTFOLIO SERVICES, INC.
(filed December 13, 1993)

Charles E. Bradley, Jr. and Jeffrey P. Fritz certify that:

1.       They are the President and Secretary, respectively, of CONSUMER PORTFOLIO SERVICES, INC., a California corporation (the "Corporation").

2.       The Articles of Incorporation of the Corporation, as amended to the date of the filing of this certificate, including amendments set forth herein but not separately filed (and with the omissions required by Section 910 of the Corporation Code) are restated as follows:

ARTICLE I - NAME. The name of the Corporation is: CONSUMER PORTFOLIO SERVICES,
INC.

ARTICLE II - PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code:

ARTICLE III - DIRECTOR LIABILITY. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

ARTICLE IV - INDEMNIFICATION. The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code.

ARTICLE V - CAPITAL STRUCTURE. The Corporation is authorized to issue two (2) classes of shares of stock. One class of shares is to be called "Common Stock," the second class of shares is to be called "Serial Preferred Stock." The total number of shares of stock which the Corporation shall have authority to issue is Forty Million (40,000,000), of which Thirty Million (30,000,000) shall be Common Stock, without par value, and Ten Million (10,000,000) shall be Serial Preferred Stock, having a par value of $1.00 per share.

    The designations and the powers, preferences, and rights and the qualifications, limitations or restrictions thereof, of each class of stock of the corporation shall be as follows:

          (a) SERIAL PREFERRED STOCK The Serial Preferred Stock may be issued from time to time in one or more series, including but not limited to the Series A Preferred Stock established by ARTICLE VI hereof (hereinafter referred to as the "Series A Preferred Stock"). Excluding with respect to said Series A Preferred Stock, the Board of Directors is hereby authorized, without further approval of the holders of the Common Stock of the Corporation, to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred shares, and the number of shares constituting any such series and a designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

         (b) COMMON STOCK. Except where otherwise provided in these Articles of Incorporation or required by law, the holders of the Common Stock shall have the exclusive voting rights and power of the Corporation, including the exclusive right to notice of shareholders' meetings. Subject to the rights of the Serial Preferred Stock as provided in these Articles, dividends may b e paid on the Common Stock as and when declared by the Board of Directors out of any funds of the Corporation legally available for the payment of such dividends.

ARTICLE VI - SERIES A PREFERRED STOCK. The rights, preferences, privileges and restrictions of the Series A Preferred Stock are as follows:

         (a) The number of authorized shares of Series A Preferred Stock is 5,000,000.

         (b) No dividends shall be paid with respect to the Series A Preferred Stock until after the Corporation has consummated an initial public offering of its Common Stock ("IPO") and the Corporation's net income, on a cumulative basis from and after the date of the consummation of the IPO, has equalled or exceeded $5,000,000. Thereafter, the Series A Preferred Stock shall be entitled to receive out of funds legally available therefore, dividends at an annual rate of 6% per share, payable in cash or additional shares of Series A Preferred Stock, payable when and as declared by the Board of Directors of the Corporation. No dividends or other distributions shall be made with respect to the Common Stock during any fiscal year of the Corporation until dividends have been declared and paid or set apart during that fiscal year. Dividends on the Series A Preferred Stock shall not be cumulative and no rights shall accrue to the Series A Preferred Stock by reason of the fact that the Corporation may fail to declare or pay dividends for any fiscal year, whether or not the earnings of the Corporation were or are sufficient to pay such dividends in whole or in part.  After dividends on the Series A Preferred Stock shall have been declared and paid or set apart during any fiscal year, if the Board of Directors shall elect to declare additional dividends out of funds legally available therefore during such fiscal year, such additional dividends shall be declared solely with respect to the Common Stock.

         (c) Upon the voluntary or involuntary liquidation, winding up or dissolution of the Corporation, out of the assets available for distribution to shareholders, the Series A Preferred Stock shall be entitled to receive, in preference to any payment on the Common Stock, an amount equal to $1.00 per share plus any dividends previously declared and which remain unpaid and no more. After the full preferential liquidation amount has been paid to, or determined and set apart for, the Series A Preferred Stock, the remaining assets shall be distributed solely with respect to the Common Stock. In the event the assets of the Corporation are insufficient to pay the full preferential liquidation amount required to be paid to the Series A Preferred Stock, the entire remaining assets shall be paid to the Series A Preferred Stock, and the Common Stock shall receive nothing.  A reorganization shall not be considered to be a liquidation, winding up or dissolution within the meaning of this subdivision (c) and the Series A Preferred Stock shall be entitled only to the rights provided in the plan of reorganization, Division 1, Chapter 17, Article 5 of the Financial Code of the State of California, and Chapters 12 and 13 of the California General Corporation Law.

         (d) Without the approval of at least a majority of the outstanding shares of Series A Preferred Stock, the Corporation shall not:

                  (i) amend the Articles of Incorporation to alter or change any rights, preferences or privileges of the Series A Preferred Stock;

                  (ii) increase the authorized number of shares of Series A Preferred Stock;

                  (iii) authorize another class of shares senior to or on a parity with the Series A Preferred Stock with respect to dividends or distribution of assets on liquidation;

                  (iv) enter into a reorganization with any other corporation or sell all or substantially all of the assets to any other corporation, even though the transaction is not a reorganization, except a reorganization not requiring approval of the Common Stock;

                  (v) establish special qualifications of persons who may be holders of Series A Preferred Stock;

                  (vi) restrict the transfer or hypothecation of shares of Series A Preferred Stock other than as required by federal or state securities laws or regulations;

                  (vii) voluntarily elect to wind up and dissolve; or

                  (viii) redeem any of the outstanding shares of Series A Preferred Stock if such redemption is at a price per share less than the original purchase price paid per share redeemed plus an amount equal to declared but unpaid dividends.

         (e) Except as otherwise expressly provided by law or by these Articles of Incorporation, the Common Stock has exclusive voting rights on all matters requiring a vote of shareholders, including election of directors, and the Series A Preferred Stock has no voting rights. If the Corporation fails to declare and pay dividends on the Series A Preferred Stock for four (4) or more consecutive quarters as provided for in subdivision (b) of this ARTICLE VI, whether or not funds are legally available therefore, the Series A Preferred Stock shall have the right to elect one (1) direct and the Common Stock shall have the right to elect the remaining directors. Such right in the Series A Preferred Stock shall continue until the Corporation declares and pays dividends on the Series A Preferred Stock for the then current fiscal year, after which the exclusive right to elect directors shall revert to the Common Stock, subject to renewal of the voting right of the Series A Preferred Stock from time to time. At any time after the right to elect only one (1) director is vested in the Series A Preferred Stock, and at any time after the exclusive right to elect directors shall revert to the Common Stock, the holders of 10% or more of the outstanding shares of Series A Preferred Stock or Common Stock, as the case may be, have a right to call a special meeting of shareholders for the purpose of electing all of the members of the Board of Directors, such right to be exercisable by delivering a request in writing for the calling of the special meeting to the president or secretary, or to the chairman of the board or vice-president if there be such. The officer receiving the request shall forthwith cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 30 days after receipt of the request, the shareholders calling the meeting shall have the rights accorded to them pursuant to subdivision (c) of Section 601 of the California Corporation Code. Upon the election of one (1) director by the Series A Preferred Stock at a special meeting, the terms of all persons who were directors immediately prior thereto shall terminate and the director elected by the Series A Preferred Stock together with those elected at the special meeting by the Common Stock shall serve until the exclusive right to elect directors has reverted to the Common Stock, at which time the terms of all persons who were directors immediately prior thereto shall terminate and the directors elected by the Common Stock shall constitute the directors of Corporation until the next annual meeting.

         (f) The Series A Preferred Stock is subject to redemption, out of funds legally available therefore, in whole, or from time to time in part, at the option of the Board of Directors of the Corporation; provided, however, that no such redemption, in whole or in part, shall occur until after March 31, 1994. In the case of a partial redemption, the shares to be redeemed shall be selected at the discretion of or in any manner approved by, the Board of Directors, which selection need not be, but may be, determined prorata or by lot. The redemption price shall be $1.00 per share plus an amount equal to accrued but unpaid dividends per share (herein called the "redemption price").

         (g) The Corporation shall mail a notice of redemption to each holder of record of shares to be redeemed addressed to the holder at the address of such holder appearing on the books of the purpose of notice, or if not such address appears or is given at the place where the principal executive office of the Corporation is located, not earlier than 60 nor later than 20 days before the date fixed for redemption. The notice of redemption shall include (i) the class of shares or the part of shares to be redeemed, (ii) the date fixed for redemption, (iii) the redemption price, (iv) the place at which the shareholders may obtain payment of the redemption price upon surrender or their share certificates and (v) the last date prior to the date of redemption that the right of conversion may be exercised. If funds are available on the date fixed for the redemption, then whether or not the share certificates are surrendered for payment of the redemption price, the shares shall no longer be outstanding and the holders thereof shall cease to be shareholders after the date fixed for redemption and shall be entitled only to receive the redemption price without interest upon surrender of the share certificate. If less than all the shares represented by one share certificate are to be redeemed, the Corporation shall issue a new share certificate for the shares not redeemed.

         (h) If, on or prior to any date fixed for redemption, the Corporation deposits with any bank or trust company in this state as a trust fund a sum sufficient to redeem, on the date fixed for redemption thereof, the shares called for redemption, with irrevocable instructions and authority to the bank or trust company to publish the notice of redemption thereof (or to complete such publication if theretofore commenced) and to pay, on and after the date fixed for redemption or prior thereto, the redemption price of the shares to their respective holders upon the surrender of their share certificates, then shares so called and tendered shall be redeemed on the date fixed for redemption. The deposit shall constitute full payment of the shares to their holders and from and after the date of the deposit the shares shall no longer be outstanding and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of the shares without interest, upon surrender of their certificate therefore, and the right to convert the shares in accordance with subdivision (i) of ARTICLE VI. The bank or trust company forthwith shall return to the Corporation funds deposited for shares converted. After 120 days, the bank or trust company shall return to the Corporation funds deposited and not claimed and thereafter the holder of a share certificate for shares redeemed shall look to the Corporation for payment.

         (i) Shares of Series A Preferred Stock are not convertible into Common Stock of the Corporation.

3.       This certificate has been duly approved by the Board of Directors of the Corporation.

4.       The article amendment as included in the Restated Articles of Incorporation (other than omissions required by Section 910 of the Corporations Code) has been duly approved by the required vote of shareholders of the Corporation in accordance with Section 902 of the Corporations Code. As of the record date for determining shareholders entitled to vote on such amendment, the Corporation had 4,200,000 shares of Common Stock and 3,415,000 shares of Series A Preferred Stock issued and outstanding. The number of shares of Common Stock and Series A Preferred Stock voting in favor of the amendment equalled or exceeded the vote required. The percentage vote of both Common Stock and Series A Preferred Stock required for the approval of the amendment was more         than 50%.

Dated:  December 9, 1993

  _______________/S/________________          ___________/S/___________________
  Charles E. Bradley, Jr., President             Jeffrey P. Fritz, Secretary

                                  VERIFICATION
                                  ------------

         Charles E. Bradley, Jr. and Jeffrey P. Fritz declare under penalty of perjury that they have read the foregoing Restated Articles of Incorporation and know the contents thereof and that the same are true of their own knowledge.

Dated: December 9, 1993

    __________/S/__________                       ___________/S/_________
    Charles E. Bradley, Jr.                          Jeffrey P. Fritz

CERTIFICATE OF AMENDMENT

TO

RESTATED

ARTICLES OF INCORPORATION

OF

CONSUMER PORTFOLIO SERVICES, INC.

(filed March 7, 1996)

Charles E. Bradley, Jr. and Jeffrey P. Fritz, certify that:

1. They are the President and Secretary, respectively, of Consumer Portfolio Services, Inc., a California corporation (the "Corporation").

2. The first paragraph of Article V of the Restated Articles of Incorporation of the Corporation is hereby amended to read as follows:

"The Corporation is authorized to issue two (2) classes of shares of stock. One class of shares is to be called "Common Stock, the second class of shares is to be called "Serial Preferred Stock." The total number of shares of stock which the Corporation shall have authority to issue is Forty Million (40,000,000), of which Thirty Million (30,000,000) shall be Common Stock, without par value, and Ten Million (10,000,000) shall be Serial Preferred Stock, having a par value of $1.00 per share. Upon this amendment of the first paragraph of this Article V each outstanding share of Common Stock is divided into two shares of Common Stock."

3. The foregoing amendment to the Corporation's Restated Articles of Incorporation has been duly approved by the Board of Directors.

4. The foregoing amendment to the Corporation's Restated Articles of Incorporation was one which may be adopted with approval by th2 Board of Directors alone pursuant to Section 902(c) of the California Corporations Code.  The shares of Common Stock are the only shares of stock of the Company outstanding.

5. We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: March 1, 1996

                                                    _________/S/_______________
                                                    Charles E. Bradley, Jr.,
                                                    President

                                                    _________/S/_______________
                                                    Jeffrey P. Fritz, Secretary

CERTIFICATE OF AMENDMENT OF
ARTICLES OF INCORPORATION

The undersigned certify that:

1. They are the president and the secretary, respectively, of CONSUMER PORTFOLIO SERVICES, INC., a California corporation.

2. Article V of the Articles of Incorporation of this corporation is amended to read as follows:

ARTICLE V - CAPITAL STRUCTURE.  The Corporation is authorized to issue two (2) classes of shares of stock.  One class of shares is to be called "Common Stock," the second class of shares is to be called "Serial Preferred Stock."  The total number of shares of stock which the Corporation shall have authority to issue is Eighty-Five Million (85,000,000), of which Seventy-Five Million (75,000,000) shall be Common Stock, without par value, and Ten Million (10,000,000) shall be Serial Preferred Stock, having a par value of $1.00 per share.

The designations and the powers, preferences, and rights and the qualifications, limitations or restrictions thereof, of each class of stock of the corporation shall be as follows:

(a)           Serial Preferred Stock  The Serial Preferred Stock may be issued from time to time in one or more series, including but not limited to the Series A Preferred Stock established by ARTICLE VI hereof (hereinafter referred to as the "Series A Preferred Stock").  Excluding with respect to said Series A Preferred Stock, the Board of Directors is hereby authorized, without further approval of the holders of the Common Stock of the Corporation, to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred shares, and the number of shares constituting any such series and a designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of such series then outstanding.  In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

(b)           Common Stock.  Except where otherwise provided in these Articles of Incorporation or required by law, the holders of the Common Stock shall have the exclusive voting rights and power of the Corporation, including the exclusive right to notice of shareholders' meetings.  Subject to the rights of the Serial Preferred Stock as provided in these Articles, dividends may be paid on the Common Stock as and when declared by the Board of Directors out of any funds of the Corporation legally available for the payment of such dividends.

3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of Common Stock of the corporation is 19,729,703. The total number of outstanding shares of Serial Preferred Stock of the corporation is zero.  The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of Common Stock.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE:  September 17, 2008

/s/ Charles E. Bradley, Jr.
_________________________
Charles E. Bradley, Jr., President

/s/ Mark Creatura
________________________
Mark Creatura, Secretary